Exhibit 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 (file no. 333-____) of Kinder Morgan Energy Partners, L.P. of our report dated January 30, 1998 appearing on Page F-1 of Kinder Morgan Energy Partners, L.P.'s Current Report on Form 8-K dated March 5, 1998, as amended. We also consent to the reference to us under the heading "Experts" in such Prospectus.




PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP

Los Angeles, California


August 21, 1998